UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	October 29, 2014

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On October 29, 2014, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended September 28, 2014. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted diluted earnings per share and constant currency revenue growth. Adjusted diluted earnings per shares excludes, depending on the period presented, (i) the effect of charges associated with our restructuring programs, as well as goodwill and other asset impairment charges; (ii) losses, other charges and charge reversals, including acquisition and integration costs, charges related to facility consolidations, reversal of liabilities related to certain contingent consideration arrangements, the establishment of a litigation reserve and a litigation verdict against the Company with respect to a non-operating joint venture and reversal of a reserve related to a previously announced stock keeping unit benefit program; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The Press Release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Management believes that these non-GAAP financial measures provide useful information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results and to assist in our evaluation of period-to-period comparisons. However, such non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, such non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

1.	Press Release, dated October 29, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2014	TELEFLEX INCORPORATED By: /s/ Thomas E. Powell Name: Thomas E. Powell Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 29, 2014